EXHIBIT 10 (m)
                                                                 --------------


                                 NORTH FORK BANK

                              RESTATED AND AMENDED
                              REVOLVING CREDIT NOTE


               The within is a further restatement and amendment and continuation of that certain Promissory Note from American Medical Alert Corp. to North Fork Bank dated October 31, 1991 in the original principal amount of $450,000; as modified by that certain Promissory Note from American Medical Alert Corp. to North Fork Bank in the original principal amount of $500,000 dated April 30, 1993.

BORROWER:      AMERICAN MEDICAL ALERT CORP.

PRINCIPAL:     $1,500,000.00                        Date: As of December 1, 1995

PROMISE TO PAY: The undersigned (the "Borrower"), for value received, does hereby promise to pay to the order of NORTH FORK BANK (the "Bank") at its offices at 245 Love Lane, Mattituck, New York 11952, or at any of its branches, the sum of ONE MILLION FIVE HUNDRED THOUSAND ($1,500,000) DOLLARS plus interest thereon from the date hereof as set forth herein.

RATE AND PAYMENT: The Borrower shall pay said sum, or such lesser amount as may then be the aggregate unpaid principal balance of all loans made by the Bank to the Borrower hereunder, (each a "Loan" and collectively the "Loans") on or before April 30, 1997 (the "Maturity Date").

The Borrower also promises to pay interest (computed on the basis of a 360 day year for actual days elapsed) at said office on the unpaid principal amount hereof from time to time outstanding from the date hereof until the Maturity Date at the rate of one (1%) percent per annum in excess of that rate stated by the Bank to be its Prime Rate from time to time in effect, which interest rate shall change when and as said Prime Rate changes. Prime Rate as referred to herein shall refer to the rate of interest determined or announced by the Bank from time to time as its Prime Rate and the Prime Rate is not necessarily the lowest rate of interest charged by the Bank on loans and other credit relationships. Each change in the Prime Rate shall effect a simultaneous and corresponding change in the interest rate hereunder without notice to the Borrower. Interest shall be payable monthly on the last day of each month commencing on the first such day to occur after the date hereof and upon payment in full of unpaid principal amount hereof.

UNUSED FEE: The Borrower agrees to pay a fee at the rate of one half of one (1/2 of 1%) percent per annum, payable on the 1st day of each April, July, October and January commencing April 1, 1996 and on the termination date (a) on the difference between $1,500,000.00 and the average daily amount outstanding.

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The Borrower  further agrees that this Note shall bear interest at any stated or accelerated maturity hereof at a rate of five (5%) percent in excess of the rate hereinbefore provided for, payable on demand. In no event shall the rate either before or after the occurrence of any such default exceed the highest rate of interest, if any, permitted under applicable New York or Federal law.

If any payment is not made within ten (10) days of its respective due date as set forth herein, or if the entire balance becomes due and payable and is not paid, all or part of the amount due may be offset out of any account or other property which the Borrower has at the Bank or any affiliate of the Bank without prior notice or demand.

The Bank may charge any account of the Borrower for any payment due to the Bank hereunder.

LATE CHARGES: The Borrower will pay a charge of four (4%) percent of the amount of any payment which is not made within ten (10) days of its respective due date, or, if applicable, which cannot be debited from its account due to insufficient balance on the debit date.

ATTORNEYS FEES: In the event the Bank retains counsel with respect to enforcement of this Note or any other document or instrument given to the Bank, the Borrower agrees to pay the Bank's reasonable attorneys fees (whether or not an action is commenced and whether or not in the court of original jurisdiction, appellate court, bankruptcy court, or otherwise).

SUBSEQUENT AGREEMENTS: The Borrower shall be bound by any agreement extending the time or modifying the above terms of payment made by the Bank without notice to the Borrower, and the Borrower shall continue to be liable to pay all amounts due hereunder, but at an interest rate not exceeding the rate set forth herein, according to the terms of any such agreement of extension or modification.

In consideration of the granting of the Loans evidenced by this Note, the Borrower hereby agrees as follows:

REVOLVING CREDIT COMMITMENT:

     (a) The Loans evidenced by this Note are available in one or more advances during the period which commences on the date hereof and ends on April 30, 1997 (the "Credit Period") in an aggregate principal amount up to, but not exceeding at any time the outstanding principal sum of One Million Five Hundred Thousand ($1,500,000) Dollars (the "Commitment"). During the Credit Period, the Borrower may use the Commitment by borrowing, prepaying in whole or in part and reborrowing, on a revolving basis, all in accordance with the terms and conditions hereof; provided, however, that each Loan or prepayment be in a minimum amount of $10,000. Notwithstanding the aforestated availability in the aggregate amount of One Million Five Hundred Thousand ($1,500,000) Dollars, advances hereunder shall be limited to, and the outstanding principal balance hereof shall at no time be greater than the following: (a) seventy-five (75%) percent of the Borrower's Eligible Accounts Receivable outstanding for less than ninety (90) days and 25% on inventory not to exceed

$400,000.00. The Borrower shall submit to the Bank at the time of each request for an advance hereunder, but not less than one time per month, a Borrowing Base Certificate in the form annexed hereto as Exhibit "A", certified by an officer of the Borrower, verifying the amounts of Eligible Accounts Receivable and Eligible Inventory, of the Borrower as of the date of said Certificate.

     (b) The date and amount of each Loan and of each payment of principal shall be maintained by the Bank in its books and records at the time of each Loan or payment. All such notations shall be presumed to be correct and the aggregate net unpaid amount of Loans set forth therein shall be presumed to be the principal balance hereof.

     (c) Each request for a Loan shall be subject to the satisfaction of the following conditions precedent:

          (i) The Borrower shall have given the Bank notice of such request, setting forth the amount of the Loan requested and the date thereof. In addition to the aforementioned, the Borrower shall have submitted to the Bank for the month in which such request is made, a completed Borrowing Base Certificate satisfactory in form and substance to the Bank. Such notice may be written or oral and shall be sufficient if received by 1 p.m. of the date the Loan is requested. If the request is oral, it shall be thereafter confirmed in writing delivered by the Borrower to the Bank.

          (ii) No Event of Default, or event which would be an Event of Default but for the giving of notice or the passage of time or both, has occurred and is continuing; and all of the representations and warranties made by the Borrower herein shall be true and correct on and as of the date of such request as if made on and as of such date.

     (d) The outstanding principal balance of the Loans shall at no time exceed the amount of the Commitment.

CONDITIONS PRECEDENT:

     (a) Prior to funding the first Loan, the Borrower shall satisfy the following conditions precedent including delivery to the Bank of the following:

          (i) An executed copy of this Note;

          (ii) The Bank shall receive a first perfected security interest in certain assets of the Borrower (the "Collateral") pursuant to the general security agreement (the "Security Agreement") to be evidenced and delivered in connection herewith;

          (iii) A copy of the resolutions passed by the Borrower's Board of Directors certified by its Secretary or Assistant Secretary as being in full force and effect on the date of this Agreement, authorizing the loan herein provided for, the execution, delivery and performance of this

Note and any other instrument or agreement required hereunder and containing a certificate of incumbency as to the person or persons authorized to execute and deliver the same;

          (iv) A favorable written opinion, dated of even date herewith, of the Borrower's counsel (which counsel must be satisfactory to the Bank) with respect to the matters set forth in the Representations and Warranties section hereof with the exceptions of subsections (g) and (h); and

          (v) All other documents reasonably required by the Bank and/or its counsel in order to evidence and/or secure the Bank's position as set forth herein.

REPRESENTATIONS AND WARRANTIES:   The Borrower hereby represents and warrants to
the Bank that:

     (a) The Borrower is duly organized, validly existing and in good standing under the laws of the State of its formation and is qualified to do business and in good standing under the laws of each state where its failure to so qualify would have a material adverse effect on its business, operations or properties.

     (b) This Note, the Security Agreement and all other documents executed and delivered herewith have been duly authorized, executed and delivered and constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, including the granting to the Bank of a first perfected security interest in the Collateral.

     (c) The execution and delivery of this Note, the Security Agreement and all other documents executed and delivered herewith and performance hereunder and thereunder, will not violate any provision of law.

     (d) There are no actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to or threatened against or affecting the Borrower, or any Subsidiary, which if determined adversely would have a material adverse effect on the business, the assets or the financial condition of the Borrower or any Subsidiary. As used herein, the term "Subsidiary" or "Subsidiaries" means any corporation or corporations of which the Borrower alone, or the Borrower and/or one or more of its Subsidiaries, owns, directly or indirectly, at least a majority of the securities having ordinary voting power for the election of directors.

     (e) The Borrower is not in default under, or in violation of, any term of any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or by which any of the properties or assets owned by or used in the conduct of its business is affected, which default or violation may have a material adverse effect on its business, assets or financial condition. The operations of the Borrower comply in all material respects with all laws, ordinances and regulations applicable to them.

     (f) The Borrower is not a party to or bound by, nor are any of the properties or assets owned by it or used in the conduct of its business affected by any financial agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, or subject to any charter or other corporate restriction, which materially and adversely affects its business, assets or financial condition.

     (g) All balance sheets, profit and loss statements and other financial information heretofore furnished to the Bank are complete and present fairly the financial condition of the Borrower and its Subsidiaries as at the dates thereof and for the periods covered thereby, including contingent liabilities of every kind, which financial conditions has not materially adversely changed since the date of the most recent dated balance sheet of the Borrower heretofore furnished to the Bank.

     (h) No part of the proceeds of the loan which is evidenced by this Note will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purpose of purchasing or carrying, any margin stock as such term is defined in Sec. 221.3 of Regulation U of the Board of Governors of the Federal Reserve System.

     (i) The Borrower and its Subsidiaries are in compliance in all material respects with the Employees Retirement Income Security Act of 1974 ("ERISA") and all rules and regulations thereunder. Neither the Borrower nor any of its Subsidiaries has any unfunded vested liability under any type of plan described in Section 4021(a) of ERISA ("Pension Plan") and no reportable event, as set forth in Section 4043(b) of ERISA, has occurred or is continuing with respect to any Plan.

FINANCIAL STATEMENTS:  The Borrower shall deliver to the Bank:

     (a) Annually, as soon as available, but in any event within one hundred twenty (120) days after the last day of each fiscal year, audited financial statements, including balance sheets as of the last day of the fiscal year and statements of income and retained earnings and changes in financial condition for such fiscal year each prepared in accordance with generally accepted accounting principles, consistently applied for the period and prior periods by independent Certified Public Accountants satisfactory to the Bank.

     (b) Quarterly 10-Q Reports of the Borrower within sixty (60) days after the end of each fiscal quarter.

     (c) Monthly Accounts Receivable aging and Borrowing Base Certificate within ten (10) days after the end of each month.

     (d) Within a reasonable time after a written request therefor, such other financial data or information as the Bank may reasonably request from time to time.

     (e) At the same time as it delivers the financial statements required under the provisions of subsections (a) and (b) hereof, a certificate signed by the president or the chief financial, or accounting, officer or the Borrower, to the effect that no Event of Default hereunder or materially default under any other agreement to which the Borrower or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, has occurred.

AFFIRMATIVE COVENANTS: The Borrower will, and with respect to the agreements set forth in subsections (a) through (f) hereof, will cause each Subsidiary to:

     (a) With respect to its properties, assets and business, maintain insurance against loss or damage, to the extent that property, assets and businesses of similar character are usually so insured by companies similarly situated and operating like properties, assets or businesses with responsible insurance companies satisfactory to the Bank, said insurance to be assigned to the Bank at closing;

     (b) Duly pay and discharge all taxes or other claims which might become a lien upon any of its properties except to the extent that such items are being in good faith appropriately contested;

     (c) Maintain, preserve and keep its properties in good repair, working order and condition, and make all reasonable repairs, replacements, additions, betterment and improvements thereto;

     (d)  Conduct  its  business  in  substantially   the  same  manner  and  in
substantially the same fields as such business is now carried on and conducted;

     (e) Comply with all statutes, rules and regulations and maintains its corporate existence;

     (f) Permit the Bank to make or cause to be made, inspections and audits of any financial books, records and papers of the Borrower and of any parent or subsidiary and each endorser or guarantor hereof and to make extracts therefrom at all such reasonable times and as often as the Bank may reasonably require;

     (g) Immediately give notice to the Bank that an Event of Default has occurred or that an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and specifying the action which the Borrower has taken and proposes to take with respect thereto; and

     (h) In addition to the aforementioned, the Borrower agrees that the following financial covenants are upon which the Bank relies the extension of the obligation evidenced hereby and that any violation or default under same shall constitute an Event of Default under the terms hereof:

          (1) at all times during the term hereof, the Borrower shall maintain a ratio of Total Liabilities to Tangible Net Worth of not greater than .60:1;

          (2) at all times during the term hereof, the Borrower shall maintain a ratio of Current Assets to Current Liabilities of not less than 1.40:1;

          (3) The Borrower shall maintain a Minimum Tangible Net worth (A) at December 31, 1994 + 50% of 1995 net income should equal the minimum net worth as of December 31, 1995.

NEGATIVE COVENANTS: The Borrower will not, and will not permit any Parent or Subsidiary to:

     (a) Create, incur, assume or suffer to exist any liability for borrowed money, except (i) indebtedness to the Bank; (ii) existing debt as reflected on the most recent balance sheet provided to the Bank and further incurred through the date of this Agreement, which further incurred debt has been acknowledged by the Borrower to the Bank in writing prior to the execution hereof; and (iii) other indebtedness for borrowed money (whether or not constituting a refinancing of existing indebtedness) so long as such indebtedness is not secured by collateral securing repayment of this loan and the incurrence of which will not cause a default hereunder. The Borrower agrees to provide the Bank an opportunity to finance any additional borrowing needs in excess of $100,000 during the term of this Note;

     (b) enter into any merger or consolidation or liquidate, wind-up or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets;

     (c) lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other person in an amount greater than $250,000 in the aggregate except (i) investments in United States Government obligations and certificates of deposit of any bank institution with combined capital and surplus of at least $200,000,000, (ii) trade credit, and (iii) security deposits;

     (d) create, assume or permit to exist, any mortgage, pledge, lien or encumbrance of or upon or security interest in, any of its property or assets now owned or hereafter acquired except (i) mortgages, liens, pledges and security interests in favor of the Bank; (ii) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; and (iv) liens granted to secure purchase money financing of equipment, provided such liens are limited to the equipment financed; (v) liens granted to refinance unencumbered equipment provided such liens are limited to the equipment refinanced and the incurrence of which will not cause a default hereunder or in any other loan agreements or notes with the Bank;

     (e) assume, endorse, be or become liable for or guarantee the obligations of any person except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business; or

     (f) (i) terminate any Pension Plan so as to result in any material liability to The Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (the "PBCG"), (ii) engage in or permit any person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Pension Plan which would subject the Borrower to any material tax, penalty or other liability, (iii) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Pension Plan, or (iv) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBCG by reason of termination of any Pension Plan.

COLLATERAL SECURITY:

     (a) As collateral security for the payment of any and all sums owing under this Note and all other obligations, direct or contingent, joint, several or independent, of the Borrower and of any Parent or Subsidiary and each endorser or guarantor hereof now or hereafter existing, due or to become due, or held, or to be held by, the Bank, whether created directly or acquired by assignment or otherwise (all of such obligations, including this Note, are hereinafter called the "Obligations"), the Borrower hereby grants to the Bank a lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence of any Event of Default by set-off, appropriated and applied by the Bank against any of the Obligations whether or not such Obligations are then due or are secured by any collateral, or, if they are so secured, whether or not such collateral held by the Bank is considered to be adequate and with respect to all collateral security the Bank shall have all the rights and remedies available to it under the Uniform Commercial Code of New York and other applicable law.

     (b) This Note is also secured by the Collateral.

EVENTS OF DEFAULT: If any one or more of the following events ("Events of Default") shall occur (and with the exception of subsection (c) hereof, shall have continued uncured for a period of ten (10) days after written notice thereof), the entire unpaid balance of the principal of and interest on the Obligations shall immediately become due and payable:

     (a) Failure to pay any amount required by this Note within ten (10) days of its respective due date, or any other obligation owed to the Bank by Borrower or any Guarantor, or, if applicable, failure to have sufficient funds in its account for loan payments to be debited on the due date:

     (b) Failure to perform or keep or abide by any term, covenant or condition contained in this Note, any Guaranty or any other document or instrument given to the Bank in connection with this loan;

     (c) The filing of a bankruptcy proceeding, assignment for the benefit of creditors, issuance of any execution, garnishment, or levy against, or the commencement of any proceeding for relief from indebtedness by or against the Borrower or any Guarantor;

     (d) The happening of any event which, in the reasonable judgment of the Bank, adversely affects the Borrower's or guarantor's ability to repay or the value of any collateral;

     (e) If any written representation or statement made to the Bank by the Borrower or guarantors is untrue;

     (f) If any written representation, covenant or warranty made to the Bank by the Borrower or guarantors is breached;

     (g) The occurrence of a default under the Security Agreement or any other document or instrument given to the Bank in connection with this loan;

     (h) Failure to provide any financial information on request or permit an examination of books and records;

MISCELLANEOUS:

     (a) Only those agreements, representations and warranties made expressly herein shall survive the delivery of this Note. The Borrower waives trial by jury, set-off and counterclaim of any nature or description in any litigation in any court with respect to, in connection with, or arising out of, this Note or any instrument or document delivered pursuant hereto or the validity, protection, interpretation, collection or enforcement hereof;

     (b) No modification or waiver of or with respect to any provision of this Note, or consent to any departure by the Borrower from any of the terms or conditions hereof, shall in any event be effective unless it shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances;

     (c) Each and every right granted to the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank or the holder of this Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right;

     (d) In the event that this Note is placed in the hands of an attorney for collection by reason of any default hereunder, the Borrower agrees to pay reasonable attorney's fees so incurred. The Borrower promises to pay all expenses of any nature as soon as incurred whether in or out of court and whether incurred before or after this Note shall become due at its maturity date or otherwise and costs which the Bank may deem necessary or proper in connection with the satisfaction of the indebtedness or the administration, supervision, preservation, protection (including but not limited to maintenance of adequate insurance) of or the realization upon the collateral;

     (e) The Borrower hereby waives presentment, demand for payment, protest, notice of protest, notice of dishonor, and any or all other notices or demands except as otherwise expressly provided for herein;

     (f) All accounting terms not otherwise defined in this Note shall have the meanings ascribed thereto under generally accepted accounting principles;

     (g) Delay or failure of the Bank to exercise any of its rights under this Note shall not be deemed a waiver thereof. No waiver of any condition or requirement shall operate as a waiver of any other or subsequent condition or requirement. The Bank or any other holder of this Note need not present it before requiring payment. The Borrower waives trial by jury, offset, and counterclaim with respect to any action arising out of or relating to this Note. This Note may not be modified or terminated orally. This Note shall be governed by the laws of the State of New York without regard to its conflicts of laws rules. The Borrower irrevocably consents to the jurisdiction and venue of the New York State Supreme Court, Suffolk County in any action concerning this Note. This Note is binding upon the Borrower, its heirs, successors and assigns;

     (h) The Borrower expressly warrants and represents that no statements, agreements or representations, whether oral or written, have been made by the Bank, or by any employee, agent or broker of the Bank with respect to the obligation or debt evidenced by this Note. The Borrower further expressly warrants and represents that (i) no oral commitment has been made by the Bank to extend or continue any credit to the Borrower or any party other than as expressly stated herein or in those certain documents executed in connection herewith, (ii) no representation or agreement has been made by or with the Bank, or any employee, agent or broker of the Bank, to forebear or refrain in any way from exercising any right or remedy in its favor hereunder or otherwise unless expressly set forth herein, and (iii) the Borrower and Guarantors have not and will not rely on any commitment to extend or continue any credit, nor on any agreement to forebear or refrain from exercising rights or remedies unless such commitment or agreement shall be in writing and duly executed by an authorized of officer of the Bank.

NOTICES: All notices, requests and other communications pursuant to this Note shall be in writing, either by letter (delivered by hand or sent by certified mail, return receipt requested) or telegram, addressed as follows:

     (a)  if to the Borrower:

          American Medical Alert Corp.
          3265 Lawson Boulevard
          Oceanside, New York 11572
          Attention: Howard M. Siegel, President


     (b)  if to the Bank:

          North Fork Bank
          275 Broad Hollow Road
          Melville, New York 11747
          Attention: Bruce A. Salmon
          Vice President

Any notice, request or communication hereunder shall be deemed to have been given when deposited in the mails, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party may change the person or address to whom or which the notice are to be given hereunder, but any such notice shall be effective only when actually received by the party to whom it is addressed.

IN WITNESS WHEREOF, the Borrower has signed this Note as of the 1st day of December , 1995.

AMERICAN MEDICAL ALERT CORP.


By:  /s/ Howard M. Siegel
     --------------------
     Howard M. Siegel, President

STATE OF NEW YORK   )

COUNTY OF NASSAU    )

On this 1st day of December, 1995 before me personally came Howard M. Siegel, to me known, who, being by me duly sworn, did depose and say that he has an address at c/o AMERICAN MEDICAL

ALERT CORP., 3265 Lawson Boulevard, Oceanside, New York 11572, that he is the President of AMERICAN MEDICAL ALERT CORP., the corporation described in, and which executed, the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                        GABRIEL E. MERLE
/s/ Gabriel E. Merle
--------------------                    Notary Public, State of New York
Notary Public                           No. 30-4745569 - Nassau County
                                        Commission Expires January 31, 1996